Exhibit 99.1

Contact:  Harold A. Hurwitz, Chief Executive Officer
    (949) 769-3200

For Immediate Release

PRO-DEX, INC. ANNOUNCES FISCAL 2014 SECOND QUARTER RESULTS

IRVINE, CA, February 6, 2014 - PRO-DEX, INC. (NasdaqCM: PDEX) today announced financial results for its fiscal 2014 second quarter ended December 31, 2013.

Quarter Ended December 31, 2013

Net sales for the three months ended December 31, 2013 decreased $367,000, or 12%, to $2.6 million from $3.0 million for the three months ended December 31, 2012 due primarily to decreases of $428,000 in medical device development and manufacturing revenues, and $48,000 in motion control product revenues, which were partially offset by an increase of $152,000 in dental product revenues.

Contributing to the $428,000 decrease related to the Company’s medical device product line was a $275,000 decrease in repair revenues from its former largest customer, which was partially offset by an increase of $161,000 in product and repair revenues from its current largest customer.  Pursuant to an agreement with the former largest customer, which commits that customer to a minimum amount of inventory purchases at the agreement’s termination in June 2014, the Company expects sales to that customer to continue to decline through the agreement’s term, after which it expects no further revenues from that customer.  The increase in sales to the Company’s current largest customer reflects the resumption of orders from that customer, which had been curtailed since March 2013.  The Company expects to continue receiving such orders through December 2014, the termination date of that customer’s current purchase commitment.  Negotiations for future arrangements with that customer have not yet commenced.  Medical device sales to other customers decreased $181,000 and medical device design revenues decreased $133,000.

Gross profit for the three months ended December 31, 2013 decreased $484,000, or 47%, to $549,000 from $1.0 million for the same period in 2012.  Contributing to this decrease were the reduction in sales volume, described above, and the effects of unfavorable changes in the mix of product sales, which reduced gross profit by $126,000 and $139,000, respectively.  Also contributing to the decrease in gross profit was an increase of $199,000 in the accrual for anticipated losses from the development services portion of certain contracts, and an increase of $166,000 in unfavorable production variances related to reduced manufacturing volumes, which were partially offset by a decrease of $60,000 in warranty expense.  Other than the reduction in sales volume, the factors affecting gross profit described above also resulted in a decrease of gross margin as a percentage of sales to 21% for the three months ended December 31, 2013 from 34% for the corresponding period in 2012.

Operating expenses (which include selling, general and administrative, and research and development expenses) for the quarter ended December 31, 2013 decreased 35% to $925,000 from $1.4 million in the prior year’s corresponding quarter, reflecting primarily the effects of the Company’s cost reduction program.

Loss from continuing operations for the quarter ended December 31, 2013 was $338,000, compared to a loss from continuing operations of $364,000 in the corresponding quarter in 2012.  Net loss for the quarter ended December 31, 2013 was $338,000, or $0.10 per diluted share, compared to a net loss of $348,000, or $0.11 per diluted share, for the corresponding quarter in 2012.

Six Months Ended December 31, 2013

Net sales for the six months ended December 31, 2013 decreased $1.3 million, or 20%, to $5.2 million from $6.5 million for the six months ended December 31, 2012 due primarily to a decreases of $1.2 million in medical device development and manufacturing revenues, and $341,000 in motion control product revenues, which were partially offset by an increase of $246,000 in dental product revenues.

The $1.2 million decrease related to the Company’s medical device product line was comprised of a $201,000 decrease in repair revenues from its former largest customer, and a $679,000 decrease in revenues from its current largest customer.  As discussed in greater detail above, the Company expects sales to its former customer to decline to zero over the balance of fiscal year 2014, and sales to its current largest customer in fiscal year 2014 to exceed prior year amounts pursuant to the resumption of orders from this customer, which commenced in December 2013 after having been curtailed since March 2013.  Also contributing to the decrease in medical device revenues was a $130,000 decrease in product sales to other medical device customers, and a $175,000 decrease in medical device design revenues.

Gross profit for the six months ended December 31, 2013 decreased $775,000, or 34%, to $1.5 million from $2.3 million for the same period in 2012.  Contributing to this decrease were the reduction in sales volume described above and the effects of unfavorable changes in the mix of product sales, which reduced gross profit by $493,000 and $143,000, respectively.  Also contributing to the decrease in gross profit was an increase of $212,000 in the accrual for anticipated losses from the development services portion of certain contracts, and an increase of $198,000 in unfavorable production variances related to reduced manufacturing volumes, which were partially offset by a decrease of $213,000 in warranty expense resulting from lower sales volume in the 2013 period, relative to the 2012 period, and the warranty expiration in the 2013 period related to units sold in prior years.  Other than the reduction in sales volume, the factors affecting gross profit described above also resulted in a decrease of gross margin as a percentage of sales to 29% for the six months ended December 31, 2013 from 35% for the corresponding period in 2012.

Operating expenses (which include selling, general and administrative, and research and development expenses) for the six months ended December 31, 2013 decreased 32% to $1.8 million from $2.7 million in the prior year’s corresponding period, reflecting primarily the effects of the Company’s cost reduction program.

Loss from continuing operations for the six months ended December 31, 2013 was $320,000, compared to a loss from continuing operations of $418,000 for the corresponding period in 2012.  Net loss for the six months ended December 31, 2013 was $126,000, or $0.04 per diluted share, compared to a net loss of $365,000, or $0.11 per diluted share, for the corresponding period in 2012.

CEO Comments

Harold A. (“Hal”) Hurwitz, the Company’s President and Chief Executive Officer, commented, “Our results for the quarter ended December 31, 2013 were materially influenced by factors adversely affecting gross margins.  As we have previously publicly discussed, much of our activity this fiscal year relates to the engineering phase of projects to develop a next-generation platform for powered surgical instruments that we believe will result in manufacturing revenues commencing at the end of fiscal 2014 or early fiscal 2015. Most development efforts of this nature, however, have inherent unexpected costs, and the projects in which we are engaged are no different.  We anticipate that our development project costs will exceed the development project revenues we expect to earn.  Accordingly, we recorded accruals for these excess costs, amounting to $199,000 for the quarter and $212,000 for the six months ended December 31, 2013, that eroded gross margins for those respective periods.”

“In addition, we incurred unfavorable manufacturing variances for the quarter and six months ended December 31, 2013 as a consequence of our relatively low sales volumes that also eroded gross margins.  While it is desirable to maintain manufacturing capacity in anticipation of future activity, we may reduce this capacity as necessary to staunch these unfavorable variances.”

“With our cost footprint now right-sized, as evidenced by our year-over-year operating expense performance, the fundamental agenda for Pro-Dex is unchanged – to rebuild our revenue base.  To this end, we have restructured our business development capabilities this fiscal year to more efficiently identify and pursue additional business opportunities, and I look forward to reporting on the results of these initiatives in the future.”

 Teleconference Information:

Investors and analysts are invited to listen to a broadcast review of the Company’s fiscal 2014 second quarter financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) that may be accessed by visiting the Company’s website at www.pro-dex.com.  The conference call may also be accessed at www.InvestorCalendar.com. Investors and analysts who would like to participate in the conference call may do so via telephone at (877) 407-8033, or at (201) 689-8033 if calling from outside the U.S. or Canada.

For those who cannot access the live broadcast, a replay will be available approximately two hours after the completion of the call until midnight (Eastern Time) on February 20, 2014 by calling (877) 660-6853, or (201) 612-7415 if calling from outside the U.S. or Canada, and then entering conference I.D. number 13575542.  An online archive of the broadcast will be available on the Company’s website www.pro-dex.com for a period of 365 days.

About Pro-Dex, Inc.:

Pro-Dex, Inc., with operations in California and Oregon, specializes in the design, development and manufacture of powered rotary drive surgical and dental instruments used primarily in the orthopedic, spine, maxocranial facial and dental markets.  Its OMS division designs and manufactures embedded motion control systems serving the medical, dental, semi-conductor and scientific research markets. Pro-Dex’s products are found in hospitals, dental offices, medical engineering labs, scientific research facilities and high tech manufacturing operations around the world. For more information, visit the Company’s website at www.pro-dex.com.

Statements herein concerning the Company’s plans, growth and strategies may include ‘forward-looking statements’ within the context of the federal securities laws. Statements regarding the Company’s future events, developments and future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company’s actual results may differ materially from those suggested as a result of various factors. Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company’s filings with the Securities and Exchange Commission.

 (tables follow)

PRO-DEX, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31, 2013	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,554,000	$1,680,000
Accounts receivable, net of allowance for doubtful accounts of $31,000 at December 31, 2013 and $24,000 at June 30, 2013	1,580,000	1,339,000
Unbilled receivables	611,000	244,000
Other current receivables	43,000	32,000
Inventories	3,552,000	3,834,000
Prepaid expenses	168,000	157,000
Income taxes receivable	7,000	2,000
Deferred income taxes	60,000	59,000
Total current assets	7,575,000	7, 347,000
Investments	903,000	370,000
Equipment and leasehold improvements, net	1,794,000	2,065,000
Real estate held for sale	—	733,000
Intangibles	40,000	—
Other assets	77,000	80,000
Total assets	$10,389,000	$10,595,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$626,000	$844,000
Accrued expenses	1,089,000	1,276,000
Deferred revenue	247,000	141,000
Income taxes payable	48,000	48,000
Capital lease obligations	7,000	5,000
Total current liabilities	2,017,000	2,314,000
Non-current liabilities:
Deferred income taxes	60,000	59,000
Deferred rent	253,000	270,000
Capital lease obligations	12,000	15,000
Total non-current liabilities	325,000	344,000
Total liabilities	2,342,000	2,658,000
Commitments and contingencies
Shareholders’ equity:
Common shares; no par value; 50,000,000 shares authorized; 3,342,321 and 3,348,184 shares issued and outstanding at December 31, 2013 and June 30, 2013, respectively	17,044,000	17,012,000
Accumulated other comprehensive income	209,000	5,000
Accumulated deficit	(9,206,000)	(9,080,000)
Total shareholders’ equity	8,047,000	7,937,000
Total liabilities and shareholders’ equity	$10,389,000	$10,595,000

PRO-DEX, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS)
(unaudited)

	For The Three Months Ended December 31,
	2013	2012
Net sales	$2,640,000	$3,007,000
Cost of sales	2,091,000	1,974,000
Gross profit	549,000	1,033,000
Operating expenses:
Selling expenses	139,000	322,000
General and administrative expenses	422,000	627,000
Research and development costs	364,000	464,000
Total operating expenses	925,000	1,413,000
Loss from continuing operations before items below	(376,000)	(380,000)
Other expense (income):
Interest expense	2,000	—
Interest income	(10,000)	—
Loss from disposal of equipment	6,000	—
Total other expense (income)	(2,000)	—
Loss from continuing operations before benefit from income taxes	(374,000)	(380,000)
Benefit from income taxes	(36,000)	(16,000)
Loss from continuing operations	(338,000)	(364,000)
Income from discontinued operations, net of provision for income taxes of $36,000 in 2013 and $21,000 in 2012	--	16,000
Net loss	(338,000)	(348,000)
Other comprehensive income, net of tax
Unrealized gain from marketable equity investments	148,000	--
Total other comprehensive income	148,000	--
Comprehensive loss	$(190,000)	$(348,000)
Per share data:
Loss from continuing operations
Basic	$(0.10)	$(0.11)
Diluted	$(0.10)	$(0.11)
Income from discontinued operations
Basic	$—	$—
Diluted	$—	$—
Net loss
Basic	$(0.10)	$(0.11)
Diluted	$(0.10)	$(0.11)
Weighted average shares outstanding - basic	3,343,499	3,319,180
Weighted average shares outstanding - diluted	3,343,499	3,319,180

PRO-DEX, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS)
(unaudited)

	For The Six Months Ended December 31,
	2013	2012
Net sales	$5,194,000	$6,468,000
Cost of sales	3,700,000	4,199,000
Gross profit	1,494,000	2,269,000
Operating expenses:
Selling expenses	231,000	596,000
General and administrative expenses	878,000	1,234,000
Research and development costs	740,000	870,000
Total operating expenses	1,849,000	2,700,000
Loss from continuing operations before items below	(355,000)	(431,000)
Other expense (income):
Interest expense	4,000	(6,000)
Interest income	(10,000)	—
Loss from disposal of equipment	6,000	—
Total other expense (income)	--	(6,000)
Loss from continuing operations before provision for income taxes	(355,000)	(437,000)
Benefit from income taxes	(35,000)	(19,000)
Loss from continuing operations	(320,000)	(418,000)
Income from discontinued operations, net of provision for income taxes of $36,000 in 2013 and $25,000 in 2012	194,000	53,000
Net loss	(126,000)	(365,000)
Other comprehensive income, net of tax
Unrealized gain from marketable equity investments	204,000	--
Total other comprehensive income	204,000	--
Comprehensive income (loss)	$78,000	$(365,000)
Per share data:
Loss from continuing operations
Basic	$(0.10)	$(0.13)
Diluted	$(0.10)	$(0.13)
Income from discontinued operations
Basic	$0.06	$0.02
Diluted	$0.06	$0.02
Net loss
Basic	$(0.04)	$(0.11)
Diluted	$(0.04)	$(0.11)
Weighted average shares outstanding - basic	3,344,098	3,299,379
Weighted average shares outstanding - diluted	3,344,098	3,299,379

PRO-DEX, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For The Six Months Ended December 31,
	2013	2012
Cash flows from operating activities:

Net loss	$(126,000)	$(365,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	283,000	298,000
Gain on sale of real estate held for sale	(167,000)	—
Allowance for doubtful accounts	7,000	(3,000)
Share-based compensation	31,000	65,000
Changes in:
Accounts receivable and other current receivables	(259,000)	440,000
Unbilled receivables	(367,000)	—
Inventories	282,000	(724,000)
Prepaid expenses and other assets	(8,000)	(65,000)
Accounts payable, accrued expenses and deferred rent	(422,000)	(512,000)
Deferred revenue	106,000	36,000
Income taxes receivable and payable	(6,000)	39,000
Net cash used in operating activities	(646,000)	(791,000)
Cash flows from investing activities:
Purchase of investments	(329,000)	—
Purchases of equipment	(15,000)	(48,000)
Proceeds from sale of real estate held for sale	900,000	—
Proceeds from sale of equipment	6,000	—
Increase in intangibles	(40,000)	—
Net cash provided by (used in) investing activities	522,000	(48,000)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	50,000
Principal payments on capital lease and bank term loan	(2,000)	(774,000)
Net cash used in financing activities	(2,000)	(724,000)
Net decrease in cash	(126,000)	(1,563,000)
Cash, beginning of period	1,680,000	4,112,000
Cash, end of period	$1,554,000	$2,549,000
Supplemental Information Cash payments for interest	$4,000	$9,000
Cash payments for income taxes	$7,000	$5,000